Exhibit 99.1

For Immediate Release:
CapitalSource to Acquire TierOne Corporation
Acquisition Adds Core Deposits to Enhance Leading Commercial Lending,
Investment and Asset Management Business
Chevy Chase, MD and Lincoln, Nebraska, May 17, 2007 — CapitalSource Inc. (NYSE: CSE) and TierOne Corporation (NASDAQ: TONE) today announced a definitive agreement under which CapitalSource will acquire TierOne Corporation, the holding company of TierOne Bank, in a stock and cash transaction valued at approximately $652 million, or approximately $34.46 for each TierOne share.
CapitalSource is a leading commercial lending, investment and asset management business focused on the middle market. As of March 31, 2007, CapitalSource managed an $18.3 billion portfolio, including $9.5 billion in its commercial lending and investing business, $5.6 billion in its residential mortgage investment business and $3.0 billion managed on behalf of third parties.
TierOne Bank is a $3.4 billion federally chartered savings bank and the largest publicly traded financial institution headquartered in Nebraska. Celebrating its 100th anniversary in 2007, TierOne Bank offers customers a wide variety of full-service consumer, commercial and agricultural banking products and services through a network of 69 banking offices located in Nebraska, Iowa and Kansas and nine loan production offices located in Arizona, Colorado, Florida, Minnesota, Nevada and North Carolina.
Upon closing of the transaction, TierOne Bank will become a subsidiary of CapitalSource, with TierOne Chairman and Chief Executive Officer Gil Lundstrom as its Chief Executive Officer, reporting to CapitalSource’s Chairman and Chief Executive Officer, John Delaney. Lundstrom will also join CapitalSource’s Board of Directors.
“TierOne is a class act, a great business with great people operating in a great market,” said CapitalSource Chairman and CEO John Delaney. “Together, we believe the two companies will deliver greater stability, higher profitability and stronger growth.”
“With the acquisition of TierOne, CapitalSource achieves its long-standing strategic objective to marry its highly profitable, growing and diverse direct lending platform with the stability and efficiency of a well run, solid banking franchise,” Delaney continued. “CapitalSource will have both a diversified lending platform and a truly diversified funding platform. A rare combination.”
TierOne Chairman and CEO Lundstrom stated, “The strategic partnership with CapitalSource is a great transaction for the shareholders, customers, communities and employees of TierOne, and will be virtually transparent. TierOne is the cornerstone of CapitalSource’s bank strategy, and the bank’s headquarters will continue to be in

Lincoln, Nebraska under its existing name; its management and employees will remain intact, and current customer products and services, account numbers, checks, contracts and service relationships will not change.”
Lundstrom noted that the alliance will allow TierOne to expand its lending capacity to better serve corporate customers through a variety of specialized lending services. The bank also has aggressive plans to further grow its bank deposit gathering capabilities and loan production office network throughout its existing market area and other economically vibrant regions throughout the United States.
Under the terms of the definitive agreement, which has been approved by both companies’ boards of directors, each TierOne share will be exchanged for: (A) $6.80 in cash plus (B) 0.675 shares of CapitalSource common stock plus (C) either: if CapitalSource’s stock price, based on a 10-day trading period prior to closing, is less than or equal to $25.1852, an additional 0.405 CapitalSource shares, or (ii) if CapitalSource’s stock price, based on a 10-day trading period prior to closing, is greater than $25.1852, at the shareholders’ election, either (a) $10.20 in cash or (b) a fraction of a CapitalSource share having a value, based on a 10-day trading period prior to closing, equal to $10.20. Based on the price of CapitalSource shares at the close of business on Thursday, May 17, 2007, the transaction is valued at approximately $34.46 per TierOne share. The actual value on consummation of the transaction will depend on CapitalSource’s share price at closing.
The transaction is subject to regulatory and TierOne shareholder approvals and is expected to close in the fourth quarter 2007.
Conference Call and Webcast
CapitalSource will hold a conference call along with a simultaneous webcast on May 18, 2007 at 10:00 AM ET. To participate, analysts and investors may call (866) 356-3377 from within the United States, or (617) 597-5392 from outside the United States, with pass code 34792891. For other interested parties, a webcast of the call may be accessed through the Investor Relations section of the CapitalSource website at www.capitalsource.com or by using the link below:
http://investor.capitalsource.com/phoenix.zhtml?c=114643&p=irol-irhome
A telephonic replay will be available from approximately 1:00 PM ET May 18, 2007 through May 25, 2007. Please call (888) 286-8010 from the United States or (617) 801-6888 from outside the United States with pass code 67341262. An audio replay will also be available on the Investor Relations page of the CapitalSource website. Additionally, there will be a presentation posted to the Investor Relations section of the CapitalSource website.
Citigroup Global Markets Inc. acted as financial adviser to CapitalSource and Sandler O’Neill acted as financial adviser to TierOne.

Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between CapitalSource and TierOne, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of CapitalSource and TierOne may not be integrated successfully or such integration may take longer to accomplish than expected; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained or if obtained may not be on the proposed terms and schedule; TierOne’s stockholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in CapitalSource’s 2006 Annual Report on Form 10-K, TierOne’s 2006 Annual Report on Form 10-K, and documents subsequently filed by CapitalSource and TierOne with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. CapitalSource and TierOne are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information About the Transaction
CapitalSource intends to file with the SEC a registration statement that will include the proxy statement/prospectus of TierOne and other relevant documents to be mailed to security holders in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAPITALSOURCE, TIERONE AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of TierOne seeking approval of the proposed transaction. Investors will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement/prospectus (when it becomes available) may be obtained free of charge by directing a request to CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attention: Tony Skarupa, Vice President, Finance, CapitalSource; or by directing a request to TierOne Corporation, 1235 N Street, Lincoln, Nebraska 68508, Attention: Edward J. Swotek, Senior Vice President, Investor Relations Department.
This document is not a solicitation of a proxy from any security holder of TierOne or an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
TierOne, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TierOne’s directors and executive officers is available in the proxy statement filed with the SEC by TierOne on March 30, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
About CapitalSource
CapitalSource is a leading commercial lending, investment and asset management business focused on the middle market. As of March 31, 2007, CapitalSource managed a $18.3 billion portfolio, including $9.5 billion in its commercial lending and investing business, $5.6 billion in its residential mortgage investment business, and $3.0 billion managed on behalf of third parties. Headquartered in Chevy Chase, Maryland, the company has approximately 540 employees in offices across the United States and in Europe. For more information, visit http://www.CapitalSource.com.
About TierOne Corporation
TierOne Corporation is the parent company of TierOne Bank, a $3.4 billion federally chartered savings bank and the largest publicly traded financial institution headquartered in Nebraska. Celebrating its 100th anniversary in 2007, TierOne Bank offers customers a wide variety of full-service consumer, commercial and agricultural banking products and services through a network of 69 banking offices located in Nebraska, Iowa and Kansas, and nine loan production offices located in Arizona, Colorado, Florida, Minnesota, Nevada and North Carolina.

Media Contacts	Investor Relations Contacts

Michael E. Weiss	Tony Skarupa
Director of Communications	Vice President — Finance
CapitalSource	CapitalSource
Office: (301) 841-2918	Office: (301) 841-2847
Cell: (202) 270-3736	Cell: (240) 893-0942
mweiss@capitalsource.com	tskarupa@capitalsource.com

Edward J. Swotek
Senior Vice President
TierOne Corporation
Office: (402) 473-6250
Cell: (402) 429-7445
investorrelations@tieronecorp.com

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